Exhibit 10.1

INVOICE

February 27, 1998


From:     Progressive Ventures Intl., Inc.
          1726 E. 7th Ave.
          Tampa, Florida 33605


To:       Ybor City Shuttle Service, Inc.
          1726 E. 7th Ave., Suite 11
          Tampa, Florida 33605



Per our verbal discussions, Progressive Ventures Intl., Inc. ("Progressive") has rendered the following additional professional services to Ybor City Shuttle Service, Inc.

Consultations with the Company President and other consultants concerning initial business plan of Ybor City Shuttle Service, Inc. as an independent consultant to the Company.



TOTAL DUE- $1,000


Payable due upon receipt.


Thank you in advance.




Sincerely,


/s/  Richard J. Diamond
-------------------------
Richard J. Diamond
President
Progressive Ventures Intl., Inc.